                                                                    Exhibit 23.2

                               CONSENT OF COUNSEL




We consent to the references to our firm under the captions "Federal Income Tax Aspects", "Legal Matters" and "Experts" in Post-Effective Amendment No. 1 to the Form S-1 Registration Statement (Reg. No. 333-87663) as filed with the United States Securities Exchange Commission on April 20, 2001 and the related Prospectus of Salomon Smith Barney Diversified 2000 Futures Fund L.P.



April 20, 2001


                                           Willkie Farr & Gallagher